GENERAL PARTNER'S PAYMENT CERTIFICATE
                       (First Installment)

Certificate, dated as of January 13, 1999 (this "Certificate"), of MHT PROPERTIES XIII, INC., a Michigan corporation ("MHT 13")
(the "General Partner").

This Certificate is delivered pursuant to the provisions of
Section 5.1 of the First Agreement of Limited Partnership dated as of January 13, 1999 (the "Partnership Agreement") of Harbor Pointe/MHT Limited Dividend Housing Association Limited Partnership, a Michigan limited partnership (the "Partnership"). The undersigned hereby certify that:

(i)	The General Partner has satisfied and continues to satisfy
all of its material obligations under the Partnership Agreement.

(ii)	The covenants, representations and warranties set forth in
Sections 6.5 and 6.6 of the Partnership Agreement are true and correct as of the date hereof.

(iii)	The Partnership is not in default under any of the
Project Documents or any other material obligation of the Partnership.

(iv)	The covenants, representations and warranties set forth in
the Tax Certificate issued by the General Partner to Boston
Capital Tax Credit Fund IV L.P., and dated as of January 13, 1999 are correct as of the date hereof in all material respects.

(v)	The facts and representations set forth in the Fact Sheet
attached hereto as Exhibit A are true and correct as of the date hereof.

(vi)	Each of the conditions precedent to the payment of the First
Installment (as such term is defined in the Partnership
Agreement) has been satisfied as of the date hereof.

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed as of the day and year set forth above.

GENERAL PARTNER:
MHT PROPERTIES XIII, INC., a Michigan corporation

By: